Endurance Specialty Holdings Ltd.
Morgan Stanley The Bermuda Model Seminar:
Can The Experiment Succeed?

December 6, 2005

   Forward Looking Statements

Statements contained in this presentation that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations and are made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. The Company’s actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

2

Overview

3

   Endurance Strategy

•	Return driven focus
	–	Underwriting margin
	–	Capital management

•	Specialized segment underwriting supported by centralized, leading edge technical resources
	–	Diversification
	–	Micro-cycle management
	–	Data, analysis driven

•	Leading edge:
	–	Data quality
	–	Proprietary databases
	–	Proprietary models
	–	Utilization of vendor models
	–	Underwriting insight

•	Quality people working together
	–	Industry leading experts
	–	38 actuaries and risk modelers
	–	Superior infrastructure and financial control

•	Execution excellence

4

   What We Have Achieved

•	Established one of the leading insurance/reinsurance markets in the industry
	–	Global reinsurance
	–	Bermuda based insurance products
	–	Property insurance U.K./Europe
	–	U.S. based specialty insurance

•	Management team with strong execution skills
	–	Manages the key drivers of financial performance
	–	Organic development of specialty lines of business
	–	Strong capital management experience
	–	Completed three value enhancing acquisitions without legacy risk
	–	Management depth

5

   What We Have Achieved (continued)

•	Developed technical underwriting culture focused on achieving superior returns on equity
	–	Goal is to generate 15%+ return on equity throughout the P&C cycle
	–	Generated inception-to-date underwriting profit with a combined ratio of 96.7%, despite active hurricane seasons of 2004 and 2005 that included the industry’s largest insured loss in history
		–	Seven of the ten costliest hurricanes of all time occurred in 2004 and 2005

Top 10 Hurricanes and Estimated Insured Loss (Events that occurred prior to 2004 are adjusted to 2004 $)
Year	Event	Insured Loss ($, Billion)
2005	Katrina	34.4
1992	Andrew	20.8
2005	Wilma	10.0	*
2004	Charley	7.5
2004	Ivan	7.1
1989	Hugo	6.4
2005	Rita	4.7
2004	Frances	4.6
2004	Jeanne	3.7
1998	Georges	3.4

Source: Property Claim Services (PCS).	* Midpoint of RMS estimate as PCS estimate not yet available.

6

   Our Value Creation Levers

•	Specialist underwriting driven culture built around deep infrastructure, intellectual capital and technical skills

•	Strong execution of cycle management

	2002	2003	2004	YTD 2005
Direct Property – Bermuda
• Gross Premiums Written ($, M)	62.8	63.8	53.2	28.0
• Loss Ratio	39.2%	33.4%	45.6%	395.0%
Treaty Property – U.S.
• Gross Premiums Written ($, M)	—	307.6	281.2	194.1
• Loss Ratio	—	71.0%	70.8%	123.2%

•	Portfolio approach achieves capital efficiency and lower volatility of results

•	Scaleable systems

•	Proactively allocate capital by line of business to maximize return through changing market conditions

Focus on profit, not revenue

7

Underwriting & Strategy

8

 Underwriting Philosophy

•	Strategy
	–	Identify business segments with sufficient opportunities to apply expertise
	–	Only underwrite risks that are susceptible to underwriting and actuarial analysis
	–	Reallocate capital as different businesses become relatively less attractive
	–	Net line underwriting with limited use of reinsurance

•	Culture
	–	Understand the risk correlations within each segment and across portfolio to determine required margins
	–	Identify risks within each segment that meet return thresholds
	–	Apply technical resources at the front end to evaluate and select business

•	Control
	–	Focus on target returns, not premiums
	–	Monitor underwriting decisions on a live basis
	–	Monitor emergence of results to corroborate assumptions

Philosophy that is disciplined, consistent
and embraced by underwriting teams

9

   The Platforms and Business Lines

Endurance Specialty Insurance Ltd. (Bermuda)	Endurance Reinsurance Corporation of America (U.S.)	Endurance U.S. Insurance Operations (U.S.)	Endurance Worldwide Insurance Limited (U.K.)

Severity Driven Risks	Frequency Driven Risks	• Primary Casualty • Umbrella and Excess Casualty • All Risk Property - Large Accounts • DIC Property • Underwriters: 25 • Total Staff: 40	Non-U.S. Risks
•  Property-Cat & Per Risk Treaty
•  Severity Driven Casualty Treaty
•  Excess Casualty
•  Professional Liability / E&O
•  Healthcare
•  Aviation
•  North American Direct Property
•  Underwriters: 48
•  Actuaries and Cat modelers: 18
•  Total Staff: 117
	• Property Reinsurance • Casualty Reinsurance • Eight specialty reinsurance segments • Underwriters: 36 • Actuaries and Cat modelers: 13 (a) • Total Staff: 98		• International Property Treaty • International Casualty Treaty • European Direct Property • Marine and Energy • Underwriters: 28 • Actuaries and Cat modelers: 7 • Total Staff: 58

Risk Exposure: 1st 9 Months 2005 GPW = $1.6B (b)

Lines of Business: 1st 9 Months 2005 GPW = 1.6B (b)

(a)	Includes two actuaries based in Endurance Services Limited
(b)	Prior to deposit accounting adjustments
10

   Underwriting – Summary Results

($ in thousands)
	Property		Property		Casualty	Aerospace
	Per Risk	Property	Individual	Casualty	Individual	and Other
	Treaty	Catastrophe	Risk	Treaty	Risk	Specialty	Total

1st Nine Months 2005 Underwriting Results (a)
Gross Written Premiums	$341,233	$232,300	$87,042	$384,439	$236,016	$317,350	$1,598,380
Net Earned Premiums	$333,624	$192,438	$78,509	$331,494	$190,636	$235,297	$1,361,998

Unearned Prem. Reserves	$254,901	$93,002	$59,845	$332,629	$158,138	$208,277	$1,106,792
GAAP Combined Ratio	139.6%	119.3%	236.4%	99.9%	80.9%	130.6%	122.9%

2004 Underwriting Results
Gross Written Premiums	$441,370	$247,009	$112,900	$441,256	$246,802	$222,020	$1,711,357

Net Earned Premiums	$464,024	$234,961	$102,780	$378,894	$235,621	$216,320	$1,632,600
GAAP Combined Ratio	95.1%	47.7%	68.1%	102.5%	82.1%	90.3%	85.8%

2003 Underwriting Results
Gross Written Premiums	$469,290	$183,594	$85,863	$390,265	$214,392	$258,593	$1,601,997

Net Earned Premiums	$296,551	$174,158	$65,408	$284,843	$173,266	$179,721	$1,173,947
GAAP Combined Ratio	93.9%	38.5%	58.6%	97.5%	89.1%	99.5%	84.7%

(a) Prior to deposit accounting adjustments
11

   Risk Exposures

(a) Prior to deposit accounting adjustments
12

   Risk Review – Portfolio Expected Risk Curve

•

This chart represents a cumulative simulation analysis of our in-force underwriting portfolio. Portions to the right of the y-axis represent simulated underwriting profit and those to the left underwriting losses.

•

Based on our business at June 30, 2005, there is approximately an 85% chance of a profitable underwriting result and a mean expected result of an 80% underwriting ratio and a $365 million underwriting profit.

•	We base our budget and forecasts off of the mean result, although the nature of the curve places the median result further to the right (i.e., more profitable).
•	We manage the tail of our exposures to limit our loss in a 1-in-100 year to 25% of our capital or less.

13

Financial Review

14

   Summary Financial Performance

($ in thousands) Income Statement	Year Ended Dec. 31, 2002	Year Ended Dec. 31, 2003	Year Ended Dec. 31, 2004	9 Months Ended Sept. 30, 2005

Gross Written Premiums	$798,760	$1,601,997	$1,711,357	$1,598,380	(a)

Net Earned Premiums	369,489	1,173,947	1,632,600	1,361,998	(a)

Operating Income (Loss)	93,024	247,938	348,443	(163,340)

Combined Ratio	86.2%	84.7%	85.8%	122.9	% (a)
Operating ROE	7.8%	17.3%	19.9%	(9.6)%

Balance Sheet

Total Investments & Cash	$1,663,249	$2,674,232	$3,940,353	$4,495,426

Reserve for Losses & Loss Exp.	200,840	833,158	1,549,661	2,529,035

Reserve for Unearned Prem.	403,305	824,685	897,605	1,106,792	(a)

Total Shareholders’ Equity	1,217,500	1,644,815	1,862,455	1,558,095

Debt / Total Capitalization	13.6%	5.9%	17.4%	20.1%

(a) Prior to deposit accounting adjustments
15

   Inception to Date Results Through 9/30 Are Profitable

($ in thousands)	Net Earned Premiums	Incurred Losses	Acquisition Expenses	Under- writing Income	Loss Ratio	Acq. Exp. Ratio	Under- Writing Ratio

Property Treaty	$1,153,652	$(849,626)	$(306,340)	$(2,314)	73.6%	26.6%	100.2%
Treaty Catastrophe	716,380	(331,676)	(86,113)	298,591	46.3%	12.0%	58.3%
Casualty Treaty	1,079,586	(710,756)	(280,452)	88,378	65.8%	26.0%	91.8%
Property Individual Risk	280,605	(250,289)	(32,175)	(1,859)	89.2%	11.5%	100.7%
Casualty Individual Risk	643,815	(424,859)	(57,962)	160,994	66.0%	9.0%	75.0%
Aerospace and Other Specialty	663,997	(530,207)	(126,713)	7,077	79.9%	19.1%	98.9%

	$4,538,035	$(3,097,413)	$(889,755)	$550,867	68.3%	19.6%	87.9%

General and Administrative Expenses				(401,082)			8.8%

Underwriting Income (a)				$149,785			96.7%

Net Investment Income				364,323
Net Realized Investment & Foreign Exchange Gains				23,271
Interest, Other Expenses & Deposit Accounting Adjustments				(44,725)
Income Tax Benefit				58,033

Inception to Date Net Income				$550,687

Average Equity (b)				$1,574,564
Annual Return on Average Equity Since Inception				9.2%

(a)	Before deposit accounting adjustments
(b)	Average Equity calculated as arithmetic average of beginning balance on December 14, 2001 and balance at June 30, 2005.

•	These results for just over 3 ½ years include the impact of Hurricanes Katrina, Rita, Charley, Ivan, Frances and Jeanne, 6 of the 10 costliest hurricanes in recorded history.

16

   Impact of Recent Capital Transactions

		Common,
(in thousands)	September	Preferred &	September
	30, 2005	Debt	30, 2005
	Actual	Issuances	As Adjusted

Debt Outstanding
Bank Debt	$143,500	(143,500)	—
Outstanding 7% Senior Notes, due 2034	247,797	—	247,797
Outstanding 6.15% Senior Notes, due 2015	—	197,978	197,978

Total Debt	391,297	54,478	445,775

Total Shareholders' Equity	1,558,095	393,299	1,951,394

Total Capitalization	$1,949,392	$447,777	$2,397,169

Debt to Total Capitalization	20.1%		18.6%
Debt + Hybrid to Total Capitalization	20.1%		26.7%

•	After quarter end, three capital market transactions were completed in 10 days
	•	$200 million ordinary shares
	•	$200 million perpetual preferred shares
	•	$200 million of Senior Notes.

17

   Optimizing Operating and Investment Leverage

(a)	Operating leverage is calculated by dividing net premiums earned by average equity.
(b)	Investment leverage is calculated by dividing average invested assets by average equity.

18

   Investment Income Growth

19

   Return on Beginning Equity

20

   Achieving Our Targets

*	The Projected 2006 ROE Component Build-Up is purely illustrative and should not be construed as guidance for 2006 performance.

21

Capital Management Strategy

•	Increasing capital utilization
	•	Strong organic growth
	•	5 renewal rights/team transactions

•	Understanding capital utilization
	•	Catastrophe exposure
	•	Actuarial
	•	Rating agency

•	Reducing Cost of Capital
	•	$925 million multi-year debt facility
	•	$250 million 30-year debt transaction
	•	Significant increase in float (secondary, block trades)
	•	Raised $600 million in new capital in response to Hurricanes Katrina and Rita
• $200 million in common shares
• $200 million 10-year debt transaction
• $200 million perpetual preferred shares transaction
• Optimized mix of capital to minimize the dilutive effect on existing shareholders

•	Returning excess capital
	•	$264 million in stock repurchased as of 9/30/2005
	•	3.2 million share repurchase authorization
	•	$116 million in dividends paid as of 9/30/2005

22

Dividends Versus Stock Buyback Philosophy

•	The best measure of shareholder value creation is growth in book value per share

•	The price book multiple cannot be controlled
• P/B versus ROE regression is biased towards stock buybacks

•	Stock buybacks above book value depress book value per share growth due to premium offset by reducing shares outstanding

•	Investors have no more than a two to three year time horizon
• Breakeven point for P/B multiple for a buyback is two to three times expected ROE
• Above that point, better to pay a special dividend

•	Analysis favors dividends when stock trades above 1.3x to 1.4x book

23

   Observations Based on Analysis of Katrina and Rita

•	Diversification matters

•

Despite the enormity of these events, our inception-to-date combined ratio is 96.7%, including an 80% combined ratio on property catastrophe business and a 95% combined ratio on all property lines combined

•

Our corporate philosophy of allowing each type of business to be written in only one location (“Bright Lines”) served us well in identifying and limiting our loss, as well as communicating our ongoing posture in the market

•	Catastrophe simulation model performance varied by line of business

• We have learned important lessons about how to fine-tune the models, but also key insights in how to avoid extrapolating too far from the original data

•	We suffered a disproportionate loss on our Property Individual Risk business written out of Bermuda (3% of our premium developed 25% of our Katrina loss)

• It has become clear that large global and national account schedules now saturate most urban areas, and hyper-correlate with treaty reinsurance in extreme events

•	Limited use of reinsurance means our prospective risk profile needs adjustment, but not drastic reductions

24

   Actions Based on These Observations

•	We will shift toward a lower, more certain catastrophic risk profile

•	We will be adjusting the frequency assumptions in the catastrophe models to reflect current climate conditions

•	We will be increasing our underwriting margin requirements to reflect new insights in the amounts of capital required for backing many of our business segments

•	We are already developing new risk management tools to fill gaps in existing catastrophe models (including flood exposure and location-by-location aggregation tools)

•	Key opportunities for Endurance

• U.S. on-shore Property Individual Risk insurance

• Property Catastrophe reinsurance

• Property Per Risk Treaty reinsurance

25

Conclusion

26

   Conclusion

•	Built strong, technical, underwriting based culture that is focused on profit, not revenue

•	Created robust controls, systems, and infrastructure

•	Value enhancement through capital management and enhancing acquisitions

•	Goal is to generate 15%+ growth in book value throughout the cycle

•	Demonstrated ability to create shareholder value with significant future upside, in spite of extreme frequency and severity of recent natural catastrophes

•	Well positioned with strong capitalization, balance sheet quality and diversified strategy to take advantage of market opportunities

27